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Garden State Newspapers, Inc.
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                                                                      Exhibit 5



                                 May 28, 1999

Garden State Newspapers, Inc.
1560 Broadway, Suite 1450
Denver, Colorado 80202

To Whom It May Concern:

     As your counsel, we are familiar with the corporate proceedings held in connection with the proposed issuance by Garden State Newspapers, Inc. (the "Company") of its registered Series B 8 5/8% Senior Subordinated Notes due
2011 (the "Notes") for exchange for privately-placed, unregistered securities of like terms (the "Unregistered Securities"). In connection therewith, we have examined the indenture between the Company and The Bank of New York, as Trustee (the "Indenture"), in the form in which it was executed by the Company and the Trustee, the Company's Registration Statement on Form S-4 relating to the Notes (Registration No. _________ ), [including the Preliminary Prospectus filed therewith, and the amendments thereto] , including the Prospectus, in the forms in which they have been filed with the Securities and Exchange Commission. We have also examined the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware.

     Based upon the foregoing, we are of the opinion:

     1. The Company has been duly incorporated under the laws of the State of Delaware.

     2. When the Registration Statement relating to the Notes has become effective and the Notes have been duly executed and authenticated in accordance with the terms of the Indenture against exchange therefor of the Unregistered Securities, the Notes, which have been duly authorized, will be validly issued and will constitute valid and legally

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Garden State Newspapers, Inc.
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binding obligations of the Company in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, reorganization, fraud or other laws relating to or affecting the enforcement of creditors' rights and (b) general principles of equity.

     We express no opinion herein other than those as to the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware.

     We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Notes and to the use of our name whenever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                   Sincerely,



                                   Verner, Liipfert, Bernhard,
                                   McPherson & Hand Chartered